Exhibit 10.2

TENTH AMENDMENT TO LEASE AGREEMENT

THIS TENTH AMENDMENT TO LEASE AGREEMENT (this “Tenth Amendment”) is made as of the 16th day of October, 2023 (the “Effective Date”) by and between VENABLE HISTORIC, LLC, a Delaware limited liability company (“Landlord”), and PRECISION BIOSCIENCES, INC., a Delaware corporation (“Tenant”), with respect to the following recitals:

A.
Pursuant to that certain Lease Agreement dated April 5, 2010 (the “Original Lease”), as modified by a First Amendment to Lease Agreement dated August 19, 2011, and by a Second Amendment to Lease Agreement dated July 13, 2015, a Third Amendment to Lease Agreement dated January 12, 2016, a Fourth Amendment to Lease Agreement dated September 30, 2016 (the “Fourth Amendment”), a Fifth Amendment to Lease Agreement dated January 24, 2018 (the “Fifth Amendment”), a Sixth Amendment to Lease Agreement dated August 6, 2018 (the “Sixth Amendment”), an Amended and Restated Seventh Amendment to Lease Agreement dated February, 2019 (the “A&R Seventh Amendment”), an Eighth Amendment to Lease Agreement dated March 3, 2020 (the “Eighth Amendment”), and a Ninth Amendment to Lease Agreement dated August 31, 2020 (the “Ninth Amendment”) (collectively, the “Lease”), Landlord (as successor to Venable Tenant LLC, and VC Owner, LLC) leases to Tenant certain office space in the group of interconnected buildings situated at 302 East Pettigrew Street, Durham, North Carolina known collectively as “Venable Center” (the “Project”), as more particularly described in the Lease;

B.
Specifically, Landlord leases a total of 71,305 rentable square feet (the “Premises”) to Tenant at the Project in the Dibrell Building, the Prizery Building, and the Receiving Room, and the total Premises is comprised of multiple and separate spaces at the Project, as set forth in the Lease, as follows:

a.
The “Current DA Premises” (as defined in the Fourth Amendment) containing approximately 16,701 rentable square feet in the Dibrell Building, which Current DA Premises includes (i) 8,274 rentable square feet in Suite A-100, and (ii) 8,427 rentable square feet in Suite B-100,

b.
The “Current RR Premises” (as defined in the Fourth Amendment) containing 2,863 rentable square feet in Suite RR 30 of the Receiving Room;

c.
The “RR Expansion Premises” (as defined in the Fourth Amendment) containing approximately 11,621 rentable square feet in Suite RR 20 of the Receiving Room;

d.
The “PR Second Floor Expansion Premises” (as defined in the Fourth Amendment) containing approximately 7,494 rentable square feet in Suite 200 on the second floor of the Prizery Building;

e.
The “PR First Floor Expansion Premises A” (as defined in the Fourth Amendment), containing approximately 3,162 rentable square feet in Suites 130 and 140 of the Prizery Building;

f.
The “Suite 120 Premises” (which is a portion of the PR First Floor Expansion Premises B, set forth and as defined in the Fourth Amendment) containing approximately 1,558 rentable square feet in Suite 120 of the Prizery Building

g.
The “Third Floor Expansion Premises” (as defined in the Fifth Amendment) being a total of approximately 7,106 rentable square feet in Suite 300 (6,358 rsf), Suite 330 (546 rsf), and Suite 340 (202 rsf) of the Prizery Building;

h.
The “Dibrell Expansion Premises” (as defined in the Fifth Amendment) containing approximately 2,848 rentable square feet in Suite C180 of the Dibrell Building;

i.
The “Suite C-185 Premises” (as defined in the Sixth Amendment), being approximately 1,626 rentable square feet in Suite C-185 of the Dibrell Building

j.
The “Suite WB100 Premises” (as defined in the A&R Seventh Amendment) being approximately 7,416 rentable square feet in Suite WB100 on the first floor of the Dibrell Building (the Suite WB100 Premises is the same space and premises that is defined as the DB First Floor Expansion Premises in the Fourth Amendment);

k.
The “Suite WB200 Premises” (as defined in the A&R Seventh Amendment) being approximately 7,416 rentable square feet in Suite WB200 on the second floor of the Dibrell Building (the Suite WB200 Premises is the same space and premises that is defined as the DB Second Floor Expansion Premises in the Fourth Amendment);

l.
The “Suite 110 Premises” (as defined in the Eighth Amendment), being approximately 1,164 rentable square feet in Suite 110 of the Prizery Building;

m.
The “Suite 100 Premises” (as defined in the Ninth Amendment) being approximately 330 rentable square feet in Suite 100 of the Prizery Building;

(subsections (a) through (m) above collectively comprise the Premises, as defined in the Lease).

C.
Tenant has exercised its Option to Extend the Lease, as set forth in the Second Amendment and referred to in the Fourth Amendment, and Landlord and Tenant desire to memorialize Tenant’s extension of the Term of the Lease; and

D.
All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Term. The Term of the Lease is extended for a period of five (5) years, commencing upon August 1, 2024 (the “Renewal Date”) and up to and through July 31, 2029 (the “Expiration Date”).

2.
Base Rent. Landlord and Tenant acknowledge that there are multiple and different Base Rent rates for different portions of the Premises, but that some portions of the Premises have the same Base Rent rate. Accordingly, and in order to set forth a more concise Base Rent schedule for the different portions of the Premises, as of and following the Renewal Date Tenant shall Base Rent for the respective portions of the Premises based upon the schedules and tables set forth below.

a.
For the following portions of the Premises only, being (a) the Current RR Premises (2,863 rsf), and (b) the Current DA Premises (16,701 rsf) which have the same rental rate under the Lease and which have a combined total 19,564 rentable square feet at the Project, the Base Rent shall be as follows:

Period	Rate	Annual Base Rent	Monthly Base Rent
August 1, 2024 – July 31, 2025	$23.92	$467,970.88	$38,997.57
August 1, 2025 – July 31, 2026	$24.58	$480,883.12	$40,073.59
August 1, 2026 – July 31, 2027	$25.25	$493,991.00	$41,165.92
August 1, 2027 – July 31, 2028	$25.95	$507,685.80	$42,307.15
August 1, 2028 – July 31, 2029	$26.66	$521,576.24	$43,464.69

b.
For the following portions of the Premises only, being (a) the RR Expansion Premises (11,621 rsf), (b) the Dibrell Expansion Premises (2,848 rsf), and (c) the WB 100 Premises (7,416 rsf), all of which have the same rental rate under the Lease and which have a combined total 21,885 rentable square feet at the Project, the Base Rent shall be as follows:

Period	Rate	Annual Base Rent	Monthly Base Rent
August 1, 2024 – July 31, 2025	$23.98	$524,802.30	$43,733.53
August 1, 2025 – July 31, 2026	$24.70	$540,559.50	$45,046.63
August 1, 2026 – July 31, 2027	$25.44	$556,754.40	$46,396.20
August 1, 2027 – July 31, 2028	$26.20	$573,387.00	$47,782.25
August 1, 2028 – July 31, 2029	$26.99	$590,676.15	$49,223.01

c.
For the following portions of the Premises only, being (a) the PR Second Floor Expansion Premises (7,494 rsf), (b) the Third Floor Expansion Premises (7,106 rsf), (c) the Suite WB 200 Premises (7,416 rsf), (d) the PR First Floor Expansion Premises A (3,162 rsf), and (e) the Suite 120 Premises (1,558 rsf), all of which have the same rental rate under the Lease and which have a combined total of 26,736 rentable square feet at the Project, the Base Rent shall be as follows:

Period	Rate	Annual Base Rent	Monthly Base Rent
August 1, 2024 – July 31, 2025	$31.14	$832,559.04	$69,379.92
August 1, 2025 – July 31, 2026	$32.07	$857,423.52	$71,451.96
August 1, 2026 – July 31, 2027	$33.03	$883,090.08	$73,590.84
August 1, 2027 – July 31, 2028	$34.02	$909,558.72	$75,796.56
August 1, 2028 – July 31, 2029	$35.04	$936,829.44	$78,069.12

d.
For only the Suite C-185 Premises, with 1,626 rentable square feet, the Base Rent shall be as follows:

Period	Rate	Annual Base Rent	Monthly Base Rent
August 1, 2024 – July 31, 2025	$34.63	$56,308.38	$4,692.37
August 1, 2025 – July 31, 2026	$35.67	$57,999.42	$4,833.29
August 1, 2026 – July 31, 2027	$36.74	$59,739.24	$4,978.27
August 1, 2027 – July 31, 2028	$37.84	$61,527.84	$5,127.32
August 1, 2028 – July 31, 2029	$38.97	$63,365.22	$5,280.44

e.
For the following portions of the Premises only, being, (a) the Suite 100 Premises (330 rsf), and (b) the Suite 110 Premises (1,164 rsf), which have the same rental rate under the Lease and which have a combined total of 1,494 rentable square feet at the Project, the Base Rent shall be as follows:

Period	Rate	Annual Base Rent	Monthly Base Rent
August 1, 2024 – July 31, 2025	$37.68	$56,293.92	$4,692.37
August 1, 2025 – July 31, 2026	$38.81	$57,982.14	$4,833.29
August 1, 2026 – July 31, 2027	$39.97	$59,715.18	$4,978.27
August 1, 2027 – July 31, 2028	$41.17	$61,507.98	$5,127.32
August 1, 2028 – July 31, 2029	$42.41	$63,360.54	$5,280.44

3.
Additional Rent. Tenant shall continue to pay Additional Rent for each respective portion of the Premises as previously set forth in the Lease, and nothing in this Tenth Amendment shall be construed to amend or alter in any way Tenant’s payments of Additional Rent for Operating Expenses, the Proportionate Share for each respective portion of the Premises, or Tenant’s method or types of payment of Additional Rent for Operating Expenses for each respective portion of the Premises.

4.
Brokers. Landlord and Tenant each warrant to the other that in connection with this Amendment neither has employed or dealt with any broker, agent or finder, other than CBRERaleigh, LLC (the “Landlord’s Broker”) and Cushman & Wakefield (the “Tenant’s Broker”, together with Landlord’s Broker, collectively, “Brokers”). Landlord acknowledges that it shall pay any commission or fee due to the Landlord’s Broker, pursuant to a separate written agreement. Landlord’s Broker shall pay any commission or fee due to Tenant’s Broker, pursuant to a separate written agreement. Each party shall indemnify and hold the other harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by the indemnifying party or with whom the indemnifying party has dealt, other than the Brokers.

5.
Acknowledgement. Landlord and Tenant acknowledge that, to their actual knowledge, each party has complied with all of its obligations under the Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

6.
Miscellaneous. The foregoing is intended to be an addition and a modification to the Lease. Except as modified and amended by this Tenth Amendment, the Lease shall remain in full force and effect.

If anything contained in this Tenth Amendment conflicts with any terms of the Lease, then the terms of this Tenth Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety. Each party to this Tenth Amendment shall execute all instruments and documents and take such further action as may be reasonably required to effectuate the purposes of this Tenth Amendment. This Amendment may be modified only by a writing executed by the parties hereto. This Tenth Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. The invalidity of any portion of this Amendment shall not have any effect on the balance hereof. This Tenth Amendment shall be binding upon the parties hereto, as well as their successors, heirs, executors and assigns. This Tenth Amendment shall be governed by, and construed in accordance with North Carolina law.

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IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Tenth Amendment as of the day and year first above written.

LANDLORD:

VC HISTORIC, LLC

a Delaware limited liability company

By:   /s/ Bryan Kane

Name:   Bryan Kane

Title:    Authorized Signatory

TENANT:

PRECISION BIOSCIENCES, INC.

a Delaware corporation

By:   /s/ Sinu Bhandaru

Name:   Sinu Bhandaru

Title:   VP Operations & IT